Exhibit 10.2

American Stem Cell Corporation, Inc.

Lock-up Agreement

Ken S. Swaisland

CEO

American Stem Cell Corporation

C/O Christopher Dieterich

11300 W. Olympic Blvd. Suite 800

Los Angeles, CA 90064

Dear Mr. Swaisland:

American Stem Cell Corporation ("ASC") has advised me that it is seeking to register certain of its shares of Common Stock under form SB-2 with the Securities and Exchange Commission ("SEC") and that I may include the shares of common stock of ASC held by me if I agree to restrict my sale thereof as described below.

I have also been advised that such restrictions will be in lieu of the restrictions which would otherwise be imposed on me as the holder of restricted securities under SEC Rule 144 and that the restrictions set forth below could result in greater or lesser freedom to sell my common stock during the 24 months following the effective date of the Registration than the restrictions imposed by Rule 144.

I also understand that if I do not choose to agree to such restrictions, my shares will not be included in the Registration Statement, and my right to sell shares will instead be governed by SEC Rule 144 or such other governmental rules as may be applicable.

Accordingly, after due consideration and such consultation with counsel or other professionals as I have deemed appropriate, I hereby agree that the shares of Common Stock of ASC held of record or beneficially by me shall be subject to a "Lock Up" which limits the sale or delivery thereof on the following terms.

        For a period of 24 months following the effective date of the Registration Statement referred to above, none of my shares of common stock of ASC shall be released from the Lock Up unless permitted under paragraph 2 hereof.

        A "Lock Up Committee" established by the Board of Directors of ASC may from time to time release shares from the Lock Up in such amounts as the Lock Up Committee may determine in its sole discretion; provided however, that any such release from the Lock Up will be given on a pro-rata basis to other shareholders whose shares are similarly restricted.

        The number of shares listed below constitutes all shares of common stock held beneficially or of record by me.

        The lock up restrictions hereunder shall be lifted 24 months from the effective date of the Registration Statement.

Very truly yours,

______________________________

(Signature)

______________________________

(Print Name)

Date:_________________________

Number of Shares Subject to this Agreement:_______________________